UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 14, 2007

eCollege.com

Delaware	000-28393	84-1351729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One N. LaSalle Street, Suite 1800
Chicago, IL 60602
(Address of principal executive offices)
(Zip Code)

(312) 706-1710
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 14, 2007, eCollege.com (the “Company”) entered into an Agreement and Plan of Merger with Pearson Education, Inc. and Epsilon Acquisition Corp.  A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  Under the Agreement and Plan of Merger, the Company’s stockholders will receive $22.45 in cash for each share of the Company’s common stock.  Completion of the transactions contemplated by the Agreement and Plan of Merger is subject to the approval of the Company’s stockholders and other customary closing conditions.  In connection with the transactions contemplated by the Agreement and Plan of Merger, certain of the stockholders of the Company entered into a Voting Agreement with Pearson Education, Inc., a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additionally, in connection with the transactions contemplated by the Agreement and Plan of Merger, the Company entered into a Stock Purchase Agreement with Datamark Partners, LLC (a limited liability company controlled by the Company’s Chairman and Chief Executive Officer) for the separate sale of Datamark Inc., the Company’s Enrollment Division (“Datamark”), for approximately $41 million. A copy of the Stock Purchase Agreement  is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.06.   Material Impairments.

As a result of the agreement to sell Datamark described above for a price less than the current carrying value of Datamark’s net assets, the Company concluded on May 14, 2007 that an impairment charge with respect to the carrying value of goodwill and intangibles assigned to Datamark is required under generally accepted accounting principles.  The carrying value of goodwill and intangibles assigned to Datamark as of September 30, 2006 was approximately $62.0 million.  In addition to the $9.7  million non-cash, pre-tax impairment charge as of December 31, 2006 reported in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2007, the Company expects to record a non-cash, pre-tax impairment charge of approximately $21.8 million for the impairment of goodwill and intangibles assigned to Datamark in the second quarter of 2007.  This impairment charge is not expected to result in any future cash expenditures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
2.1	Agreement and Plan of Merger by and among Pearson Education, Inc., Epsilon Acquisition Corp. and eCollege.com, dated as of May 14, 2007.

10.1	Voting Agreement by and among Pearson Education, Inc. and certain stockholders of eCollege.com, dated as of May 14, 2007.

10.2	Stock Purchase Agreement by and among Datamark Partners, LLC, Datamark Inc., and eCollege.com, dated as of May 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       May 18, 2007

eCollege.com

By:	/s/ Oakleigh Thorne
Name: Oakleigh Thorne
Title: Chief Executive Officer

INDEX OF EXHIBITS

Number	Exhibit
2.1	Agreement and Plan of Merger by and among Pearson Education, Inc., Epsilon Acquisition Corp. and eCollege.com, dated as of May 14, 2007.

10.1	Voting Agreement by and among Pearson Education, Inc. and certain stockholders of eCollege.com, dated as of May 14, 2007.

10.2	Stock Purchase Agreement by and among Datamark Partners, LLC, Datamark Inc., and eCollege.com, dated as of May 14, 2007.